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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE KROGER CO.


              Name                State of Incorporation/Organization
              ----                -----------------------------------

Dillon Companies, Inc.                      Kansas
Drug Distributors, Inc.                     Indiana
Henpil, Inc.                                Texas
Inter-American Foods, Inc.                  Ohio
J. V. Distributing, Inc.                    Michigan
KRGP Inc.                                   Ohio
KRLP Inc.                                   Ohio
The Kroger Co. of Michigan                  Michigan
Kroger Dedicated Logistics Co.              Ohio
Kroger Limited Partnership I                Ohio
Kroger Limited Partnership II               Ohio
Peyton's-Southeastern, Inc.                 Tennessee
Rocket Newco, Inc.                          Texas
Topvalco, Inc.                              Ohio
Vine Court Assurance Incorporated           Vermont
Wydiv, Inc.                                 Texas
City Market, Inc.                           Colorado
Dillon Real Estate Co., Inc.                Kansas
Fry's Leasing Company, Inc.                 Arizona
Jackson Ice Cream Co., Inc.                 Kansas
Junior Food Stores of West Florida, Inc.    Florida
Kwik Shop, Inc.                             Kansas
Mini Mart, Inc.                             Wyoming
Quik Stop Markets, Inc.                     California
THGP Co., Inc.                              Pennsylvania
THLP Co., Inc.                              Pennsylvania
Turkey Hill, L.P.                           Pennsylvania
Wells Aircraft, Inc.                        Kansas
Fred Meyer, Inc.                            Delaware
Fred Meyer Stores, Inc.                     Delaware
CB&S Advertising Agency, Inc.               Oregon
Distribution Trucking Company               Oregon
FM, Inc.                                    Utah
FM Holding Corporation                      Delaware
Grand Central, Inc.                         Utah
FM Retail Services, Inc.                    Washington
Fred Meyer of Alaska, Inc.                  Alaska
Fred Meyer of California, Inc.              California
Fred Meyer Jewelers, Inc.                   Delaware
Merksamer Jewelers, Inc.                    California
Roundup Co.                                 Washington
JH Properties, Inc.                         Washington
Smith's Food & Drug Centers, Inc.           Delaware
Compare, Inc.                               Delaware
Richie's, Inc.                              Texas
Saint Lawrence Holding Company              Delaware
Smith's Beverage of Wyoming, Inc.           Wyoming

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Smitty's Supermarkets, Inc.                 Delaware
Smitty's Equipment Leasing, Inc.            Delaware
Smitty's Super Valu, Inc.                   Delaware
Treasure Valley Land Company, L.C.          Idaho
Western Property Investment
     Group, Inc.                            California
Quality Food Centers, Inc.                  Washington
Hughes Markets, Inc.                        California
Hughes Realty, Inc.                         California
KU Acquisition Corporation                  Washington
Second Story, Inc.                          Washington
Quality Food, Inc.                          Delaware
Quality Food Holdings, Inc.                 Delaware
QFC Sub, Inc.                               Washington
Food 4 Less Holdings, Inc.                  Delaware
Ralphs Grocery Company                      Delaware
Alpha Beta Company                          California
Bay Area Warehouse Stores, Inc.             California
Bell Markets, Inc.                          California
Cala Co.                                    Delaware
Cala Foods, Inc.                            California
Crawford Stores, Inc.                       California
Food 4 Less of California, Inc.             California
Food 4 Less of Southern California, Inc.    Delaware
Food 4 Less Merchandising, Inc.             California
Food 4 Less GM, Inc.                        California
Agri Products, Inc.                         Arkansas
Bluefield Beverage Co.                      Ohio
Fred Meyer HK Limited                       Hong Kong
Fred Meyer, Inc.                            Washington
Fry's Leasing Company, Inc.                 Arizona
Ft. Wayne Food Stores, Inc.                 Ohio
Healthy Options Inc.                        Delaware
Jero, Inc.                                  Wyoming
Kroger Management Co.                       Michigan
MANUCO Incorporated                         Ohio
Natur Glo, Inc.                             Oregon
One Holdings, Inc.                          Delaware
Pontiac Foods, Inc.                         South Carolina
SLHC 2, Inc.                                Delaware
Southern Ice Cream                          Ohio
  Specialties, Inc.
Ten Holdings, Inc.                          Delaware
Three Holdings, Inc.                        Delaware
Two Holdings, Inc.                          Delaware